345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Heather Zoumas-Lubeski
(445) 248-0577
Heather.ZoumasLubeski@zimmerbiomet.com

Zimmer Biomet Announces

Fourth Quarter and Full-Year 2022 Financial Results

•
Fourth quarter net sales from continuing operations of $1.825 billion increased 2.7% and 8.3% on a constant currency1 basis
•
Fourth quarter diluted loss per share from continuing operations was $0.62; adjusted1 diluted earnings per share from continuing operations were $1.88
•
Full-year net sales from continuing operations of $6.940 billion increased 1.6% and 6.6% on a constant currency1 basis
•
Full-year diluted earnings per share from continuing operations were $1.38; adjusted1 diluted earnings per share from continuing operations were $6.89
•
Company provides full-year 2023 financial guidance

(WARSAW, IN) February 3, 2023 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and year ended December 31, 2022. The Company reported fourth quarter net sales from continuing operations of $1.825 billion, an increase of 2.7% over the prior year period, and an increase of 8.3% on a constant currency basis. Net sales from continuing operations for the full year were $6.940 billion, an increase of 1.6% over the prior year, and an increase of 6.6% on a constant currency basis. Net loss from continuing operations for the fourth quarter was $130.5 million, or net earnings from continuing operations of $396.3 million on an adjusted1 basis. For the full year, net earnings from continuing operations were $290.2 million, or $1,449.2 million on an adjusted1 basis.

Diluted loss per share from continuing operations was $0.62 for the fourth quarter, and adjusted1 diluted earnings per share from continuing operations were $1.88. Full-year diluted earnings per share from continuing operations were $1.38 and full-year adjusted1 diluted earnings per share from continuing operations were $6.89.

“We closed out the fourth quarter strong, driven by the solid execution of our team and meaningful innovation in our portfolio – all against a backdrop of continued recovery post-pandemic,” said Bryan Hanson, Chairman, President and CEO of Zimmer Biomet. “As we enter 2023, we expect macro pressures to continue, but also to stabilize, setting up ZB to achieve attractive growth and mark another key milestone in our transformation journey. We remain committed to building out our portfolio, delivering on our mission and creating value for all of our stakeholders."

1.
Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

Recent Highlights

Aligned with the ongoing transformation of Zimmer Biomet's business, key recent highlights include:

•
U.S. Food and Drug Administration (FDA) 510(k) clearance for the Persona® OsseoTi® Keel Tibia for cementless knee replacement. Persona OsseoTi is the latest addition to the clinically proven Persona Knee System, and features a new porous version of the Persona anatomic tibia with Zimmer Biomet's OsseoTi Porous Metal Technology, offering a comprehensive single system solution for a cementless or cemented application.
•
Presentation of one-year data from a multicenter, prospective, randomized controlled trial to evaluate the impact of mymobility® with Apple Watch, a first-of-its-kind remote care management platform. The data show that using mymobility with Apple Watch following primary knee arthroplasty can effectively guide rehabilitation, demonstrate similar outcomes to traditional care models, and significantly reduce the number of outpatient physical therapy visits. In addition, use of mymobility with Apple Watch was associated with significantly fewer surgery-related emergency department visits, which could translate to lower costs of care.
•
Reached a definitive agreement to acquire Embody, Inc., a privately-held medical device company focused on soft tissue healing, to include Embody's complete portfolio of collagen-based biointegrative solutions to support healing in the most challenging orthopedic soft tissue injuries – including the TAPESTRY® biointegrative implant for tendon healing and TAPESTRY® RC, one of the first arthroscopic implant systems for rotator cuff repair. The transaction is subject to customary closing conditions and is expected to be completed in February 2023.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three-month period and year ended December 31, 2022, as well as the percentage change compared to the applicable prior year period, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2022
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$1,080.6	6.2%	6.2%
International	744.5	(1.9)	11.1
Total	$1,825.1	2.7%	8.3%
Product Categories
Knees
United States	$447.4	10.8%	10.8%
International	306.2	(3.2)	9.3
Total	753.6	4.7	10.2
Hips
United States	253.2	5.9	5.9
International	235.5	(2.4)	10.8
Total	488.7	1.7	8.4
S.E.T. *	424.1	3.3	7.6
Other	158.7	(4.4)	1.3
Total	$1,825.1	2.7%	8.3%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

NET SALES - YEAR ENDED DECEMBER 31, 2022
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$4,012.4	4.1%	4.1%
International	2,927.5	(1.5)	9.7
Total	$6,939.9	1.6%	6.6%
Product Categories
Knees
United States	$1,615.0	8.6%	8.6%
International	1,163.3	0.3	11.6
Total	2,778.3	4.9	9.9
Hips
United States	960.9	4.3	4.3
International	934.0	(0.1)	11.7
Total	1,894.9	2.1	8.0
S.E.T. *	1,696.7	(1.8)	1.8
Other	570.0	(4.3)	1.0
Total	$6,939.9	1.6%	6.6%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Financial Guidance

The Company is providing the following full-year 2023 financial guidance:

Projected Year Ending December 31, 2023
2023 Reported Revenue Change	1.5% - 3.5%
Foreign Currency Exchange Impact	(1.5)%
Adjusted Diluted EPS(1)	$6.95 - $7.15

(1)

This measure is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

The Company will conduct its fourth quarter and full-year 2022 investor conference call today, February 3, 2023, at 8:30 a.m. ET. The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales from continuing operations change information for the three-month period and the year ended December 31, 2022 is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings (loss) from continuing operations and diluted earnings (loss) per share from continuing operations for the three-month periods and the years ended December 31, 2022 and 2021 are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted earnings from continuing operations and adjusted diluted earnings per share from continuing operations exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Free cash flow from continuing operations is an additional non-GAAP measure that is presented in this press release. Free cash flow from continuing operations is computed by deducting additions to instruments and other property, plant and equipment of continuing operations from net cash provided by operating activities from continuing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share from continuing operations and free cash flow from continuing operations are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2023. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, the continuation, recovery and/or stabilization of the COVID-19 pandemic and macro pressures, including the impact on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of business disruptions such as the COVID-19 pandemic either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully execute our restructuring plans; control of costs and expenses; our ability to attract, retain and develop the highly skilled employees, senior management, independent agents and distributors we need to support our business; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; supply and prices of raw materials and products; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels and otherwise; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including those expected to occur as a result of the “base erosion and profit shifting” project (“Pillar 2”) undertaken by the Organisation for Economic Co-operation and Development (“OECD”) and otherwise; challenges to the tax-free nature of the ZimVie Inc. ("ZimVie") spinoff transaction and the subsequent liquidation of our retained interest in ZimVie; the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and security laws; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2022 and 2021
(in millions, except per share amounts, unaudited)

	2022	2021
Net Sales	$1,825.1	$1,777.2
Cost of products sold, excluding intangible asset amortization	520.3	536.5
Intangible asset amortization	131.5	130.8
Research and development	108.0	96.0
Selling, general and administrative	727.1	805.2
Goodwill and intangible asset impairment	289.8	-
Restructuring and other cost reduction initiatives	62.4	63.1
Quality remediation	11.4	20.0
Acquisition, integration, divestiture and related	2.9	(8.2)
Operating expenses	1,853.4	1,643.4
Operating (Loss) Profit	(28.3)	133.8
Other expense, net	(3.9)	(3.8)
Interest expense, net	(42.6)	(48.8)
Loss on early extinguishment of debt	-	(165.1)
Loss from continuing operations before income taxes	(74.8)	(83.9)
Provision (benefit) for income taxes from continuing operations	55.4	(29.2)
Net loss from continuing operations	(130.2)	(54.7)
Less: Net earnings attributable to noncontrolling interest	0.3	0.1
Net Loss from Continuing Operations of Zimmer Biomet Holdings, Inc.	(130.5)	(54.8)
Loss from discontinued operations, net of taxes	-	(29.2)
Net Loss of Zimmer Biomet Holdings, Inc.	$(130.5)	$(84.0)

Loss Per Common Share - Basic
Loss from continuing operations	$(0.62)	$(0.26)
Loss from discontinued operations	-	(0.14)
Net Loss Per Common Share - Basic	$(0.62)	$(0.40)
Loss Per Common Share - Diluted
Loss from continuing operations	$(0.62)	$(0.26)
Loss from discontinued operations	-	(0.14)
Net Loss Per Common Share - Diluted	$(0.62)	$(0.40)
Weighted Average Common Shares Outstanding
Basic	209.8	208.9
Diluted	209.8	208.9

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2022 and 2021
(in millions, except per share amounts, unaudited)

	2022	2021
Net Sales	$6,939.9	$6,827.3
Cost of products sold, excluding intangible asset amortization	2,019.5	1,960.4
Intangible asset amortization	526.8	529.5
Research and development	406.0	435.8
Selling, general and administrative	2,761.7	2,843.4
Goodwill and intangible asset impairment	292.8	16.3
Restructuring and other cost reduction initiatives	191.6	125.7
Quality remediation	33.8	52.8
Acquisition, integration, divestiture and related	11.4	3.1
Operating expenses	6,243.6	5,967.0
Operating Profit	696.3	860.3
Other (expense) income, net	(128.0)	12.2
Interest expense, net	(164.8)	(208.4)
Loss on early extinguishment of debt	-	(165.1)
Earnings from continuing operations before income taxes	403.5	499.0
Provision for income taxes from continuing operations	112.3	53.5
Net Earnings from continuing operations	291.2	445.5
Less: Net earnings attributable to noncontrolling interest	1.0	0.5
Net Earnings from Continuing Operations of Zimmer Biomet Holdings, Inc.	290.2	445.0
Loss from discontinued operations, net of taxes	(58.8)	(43.4)
Net Earnings of Zimmer Biomet Holdings, Inc.	$231.4	$401.6

Earnings Per Common Share - Basic
Earnings from continuing operations	$1.38	$2.14
Loss from discontinued operations	(0.28)	(0.21)
Net Earnings Per Common Share - Basic	$1.10	$1.93
Earnings Per Common Share - Diluted
Earnings from continuing operations	$1.38	$2.12
Loss from discontinued operations	(0.28)	(0.21)
Net Earnings Per Common Share - Diluted	$1.10	$1.91
Weighted Average Common Shares Outstanding
Basic	209.6	208.6
Diluted	210.3	210.4

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$375.7	$378.1
Receivables, net	1,381.5	1,259.6
Inventories	2,147.2	2,148.0
Other current assets	522.9	597.7
Current assets of discontinued operations	-	501.6
Total current assets	4,427.3	4,885.0
Property, plant and equipment, net	1,872.5	1,836.6
Goodwill	8,580.2	8,919.4
Intangible assets, net	5,063.8	5,533.6
Other assets	1,122.2	1,005.0
Noncurrent assets of discontinued operations	-	1,276.8
Total Assets	$21,066.0	$23,456.4
Liabilities and Stockholders' Equity
Current liabilities	$1,813.9	$1,685.6
Current portion of long-term debt	544.3	1,605.1
Current liabilities of discontinued operations	-	177.2
Other long-term liabilities	1,528.6	1,690.0
Long-term debt	5,152.2	5,463.7
Noncurrent liabilities of discontinued operations	-	168.4
Stockholders' equity	12,027.0	12,666.4
Total Liabilities and Stockholders' Equity	$21,066.0	$23,456.4

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022 and 2021
(in millions, unaudited)

	2022	2021
Cash flows provided by (used in) operating activities from continuing operations
Net earnings from continuing operations	$291.2	$445.5
Depreciation and amortization	926.4	937.7
Share-based compensation	105.0	76.0
Goodwill and intangible asset impairment	292.8	16.3
Loss on early extinguishment of debt	-	165.1
Loss on investment in ZimVie	116.6	-
Deferred income tax (benefit) provision	(64.4)	(102.1)
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(152.9)	(123.9)
Receivables	(184.7)	(40.8)
Inventories	(75.6)	(8.4)
Accounts payable and accrued liabilities	103.0	86.5
Other assets and liabilities	(1.2)	(47.6)
Net cash provided by operating activities from continuing operations	1,356.2	1,404.3
Cash flows provided by (used in) investing activities from continuing operations
Additions to instruments	(258.3)	(273.6)
Additions to other property, plant and equipment	(187.9)	(143.6)
Net investment hedge settlements	89.4	1.9
Business combination investments, net of acquired cash	(99.8)	-
Investments in other assets	(65.4)	(28.0)
Net cash used in investing activities from continuing operations	(522.0)	(443.3)
Cash flows provided by (used in) financing activities from continuing operations
Proceeds from revolving facility	595.0	-
Payments on revolving facility	(220.0)	-
Proceeds from senior notes	-	1,599.8
Redemption of senior notes	(1,275.8)	(2,654.8)
Proceeds from term loan	83.0	-
Payments on term loans	(242.9)	-
Dividends paid to stockholders	(201.2)	(200.1)
Proceeds from employee stock compensation plans	78.1	122.5
Distribution from ZimVie, Inc.	540.6	-
Business combination contingent consideration payments	-	(8.9)
Debt issuance costs	(1.6)	(13.2)
Deferred business combination payments	-	(145.0)
Repurchase of common stock	(126.4)	-
Other financing activities	(4.5)	(6.3)
Net cash used in financing activities from continuing operations	(775.7)	(1,306.0)
Cash flows provided by (used in) discontinued operations
Net cash (used in) provided by operating activities	(71.5)	94.9
Net cash used in investing activities	(7.2)	(60.3)
Net cash used in financing activities	(68.1)	-
Net cash flows (used in) provided by discontinued operations	(146.8)	34.6
Effect of exchange rates on cash and cash equivalents	(14.5)	(13.2)
Decrease in cash and cash equivalents	(102.8)	(323.6)
Cash and cash equivalents, beginning of period (includes $100.4 and $27.4 at January 1, 2022 and 2021, respectively, of discontinued operations cash)	478.5	802.1
Cash and cash equivalents, end of period (includes $100.4 at December 31, 2021 of discontinued operations cash)	$375.7	$478.5

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	December 31, 2022 vs. 2021
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	6.2%	-%	6.2%
International	(1.9)	(13.0)	11.1
Total	2.7%	(5.6)%	8.3%
Product Categories
Knees
United States	10.8%	-%	10.8%
International	(3.2)	(12.5)	9.3
Total	4.7	(5.5)	10.2
Hips
United States	5.9	-	5.9
International	(2.4)	(13.2)	10.8
Total	1.7	(6.7)	8.4
S.E.T.	3.3	(4.3)	7.6
Other	(4.4)	(5.7)	1.3
Total	2.7%	(5.6)%	8.3%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Year Ended
	December 31, 2022 vs. 2021
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	4.1%	-%	4.1%
International	(1.5)	(11.2)	9.7
Total	1.6%	(5.0)%	6.6%
Product Categories
Knees
United States	8.6%	-%	8.6%
International	0.3	(11.3)	11.6
Total	4.9	(5.0)	9.9
Hips
United States	4.3	-	4.3
International	(0.1)	(11.8)	11.7
Total	2.1	(5.9)	8.0
S.E.T	(1.8)	(3.6)	1.8
Other	(4.3)	(5.3)	1.0
Total	1.6%	(5.0)%	6.6%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED DECEMBER, 2022 and 2021
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other expense, net	Provision (benefit) for income taxes from continuing operations	Net Loss from Continuing Operations of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings from continuing operations per common share
As Reported	$520.3	$131.5	$108.0	$727.1	$289.8	$62.4	$11.4	$2.9	$(3.9)	$55.4	$(130.5)	$(0.62)
Inventory and manufacturing-related charges(1)	(3.4)	-	-	-	-	-	-	-	-	(3.1)	6.5	0.03
Intangible asset amortization(2)	-	(131.5)	-	-	-	-	-	-	-	27.2	104.3	0.50
Goodwill and intangible asset impairment(3)	-	-	-	-	(289.8)	-	-	-	-	-	289.8	1.38
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(62.4)	-	-	-	17.0	45.4	0.22
Quality remediation(5)	-	-	-	-	-	-	(11.4)	-	-	2.7	8.7	0.04
Acquisition, integration, divestiture and related(6)	-	-	-	-	-	-	-	(2.9)	-	0.3	2.6	0.01
Litigation(7)	-	-	-	(26.8)	-	-	-	-	-	6.9	19.9	0.09
European Union Medical Device Regulation(8)	-	-	(15.8)	-	-	-	-	-	-	3.6	12.2	0.06
Other charges(9)	-	-	-	(1.2)	-	-	-	-	6.6	9.9	(2.1)	(0.01)
Other certain tax adjustments(10)	-	-	-	-	-	-	-	-	-	(39.5)	39.5	0.19
Effect of dilutive shares assuming net earnings(12)	-	-	-	-	-	-	-	-	-	-	-	(0.01)
As Adjusted	$516.9	$-	$92.2	$699.1	$-	$-	$-	$-	$2.7	$80.4	$396.3	$1.88

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other expense, net	Loss on early extinguishment of debt	Provision (benefit) for income taxes from continuing operations	Net Loss from Continuing Operations of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings from continuing operations per common share
As Reported	$536.5	$130.8	$96.0	$805.2	$63.1	$20.0	$(8.2)	$(3.8)	$(165.1)	$(29.2)	$(54.8)	$(0.26)
Inventory and manufacturing-related charges(1)	1.3	-	-	-	-	-	-	-	-	2.4	(3.7)	(0.02)
Intangible asset amortization(2)	-	(130.8)	-	-	-	-	-	-	-	25.7	105.1	0.50
Restructuring and other cost reduction initiatives(4)	-	-	-	-	(63.1)	-	-	-	-	11.0	52.1	0.25
Quality remediation(5)	-	-	-	-	-	(20.0)	-	-	-	4.7	15.3	0.07
Acquisition, integration, divestiture and related(6)	-	-	-	-	-	-	8.2	-	-	(1.3)	(6.9)	(0.03)
Litigation(7)	-	-	-	(139.6)	-	-	-	-	-	19.4	120.2	0.58
European Union Medical Device Regulation(8)	-	-	(14.1)	-	-	-	-	-	-	3.1	11.0	0.05
Other charges(9)	-	-	-	(7.3)	-	-	-	3.9	-	14.2	(3.0)	(0.01)
Loss on early extinguishment of debt(11)	-	-	-	-	-		-	-	165.1	30.5	134.6	0.64
Other certain tax adjustments(10)	-	-	-	-	-	-	-	-	-	(6.1)	6.1	0.03
Effect of dilutive shares assuming net earnings(12)	-	-	-	-	-	-	-	-	-	-	-	(0.01)
As Adjusted	$537.8	$-	$81.9	$658.3	$-	$-	$-	$0.1	$-	$74.4	$376.0	$1.79

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE YEAR ENDED DECEMBER 31, 2022 and 2021
(in millions, except per share amounts, unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2022
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other (expense) income, net	Provision for income taxes from continuing operations	Net Earnings from Continuing Operations of Zimmer Biomet Holdings, Inc.	Diluted earnings from continuing operations per common share
As Reported	$2,019.5	$526.8	$406.0	$2,761.7	$292.8	$191.6	$33.8	$11.4	$(128.0)	$112.3	$290.2	$1.38
Inventory and manufacturing-related charges(1)	(18.1)	-	-	-	-	-	-	-	-	9.3	8.8	0.04
Intangible asset amortization(2)	-	(526.8)	-	-	-	-	-	-	-	107.1	419.7	2.00
Goodwill and intangible asset impairment(3)	-	-	-	-	(292.8)	-	-	-	-	0.8	292.0	1.39
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(191.6)	-	-	-	47.5	144.1	0.69
Quality remediation(5)	-	-	-	-	-	-	(33.8)	-	-	7.7	26.1	0.12
Acquisition, integration, divestiture and related(6)	-	-	-	-	-	-	-	(11.4)	-	4.7	6.7	0.03
Litigation(7)	-	-	-	(61.8)	-	-	-	-	-	15.1	46.7	0.22
European Union Medical Device Regulation(8)	-	-	(53.1)	-	-	-	-	-	-	12.1	41.0	0.20
Other charges(9)	-	-	-	(8.1)	-	-	-	-	135.2	5.7	137.6	0.65
Other certain tax adjustments(10)	-	-	-	-	-	-	-	-	-	(36.3)	36.3	0.17
As Adjusted	$2,001.4	$-	$352.9	$2,691.8	$-	$-	$-	$-	$7.2	$286.0	$1,449.2	$6.89

FOR THE YEAR ENDED DECEMBER 31, 2021
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other (expense) income, net	Loss on early extinguishment of debt	Provision for income taxes from continuing operations	Net Earnings from Continuing Operations of Zimmer Biomet Holdings, Inc.	Diluted earnings from continuing operations per common share
As Reported	$1,960.4	$529.5	$435.8	$2,843.4	$16.3	$125.7	$52.8	$3.1	$12.2	$(165.1)	$53.5	$445.0	$2.12
Inventory and manufacturing-related charges(1)	(5.1)	-	-	-	-	-	-	-	-	-	18.8	(13.7)	(0.07)
Intangible asset amortization(2)	-	(529.5)	-	-	-	-	-	-	-	-	100.1	429.4	2.04
Goodwill and intangible assets impairment(3)	-	-	-	-	(16.3)	-	-	-	-	-	2.1	14.2	0.07
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(125.7)	-	-	-	-	21.6	104.1	0.49
Quality remediation(5)	-	-	-	-	-	-	(52.8)	-	-	-	12.4	40.4	0.19
Acquisition, integration, divestiture and related(6)	-	-	-	-	-	-	-	(3.1)	-	-	1.1	2.0	0.01
Litigation(7)	-	-	-	(192.9)	-	-	-	-	-	-	25.3	167.6	0.80
European Union Medical Device Regulation(8)	-	-	(40.8)	-	-	-	-	-	-	-	9.1	31.7	0.15
Other charges(9)	-	-	-	(10.8)	-	-	-	-	0.5	-	6.0	5.3	0.03
Loss on early extinguishment of debt(11)	-	-	-	-	-	-	-	-	-	165.1	30.5	134.6	0.64
Other certain tax adjustments(10)	-	-	-	-	-	-	-	-	-	-	(20.4)	20.4	0.09
As Adjusted	$1,955.3	$-	$395.0	$2,639.7	$-	$-	$-	$-	$12.7	$-	$260.1	$1,381.0	$6.56

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, incremental cost of products sold from stepping up inventory to its fair value from its manufactured cost in business combination accounting and other inventory and manufacturing-related charges or gains.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In the fourth quarter of 2022, we recognized a goodwill impairment charge of $289.8 million related to our EMEA reporting unit. In the second quarters of 2022 and 2021, we recognized $3.0 million and $16.3 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairments on certain IPR&D projects.
(4)
In December 2019 and 2021, we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and to prepare for the spinoff of ZimVie. Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as retention period salaries and benefits and relocation costs.
(5)
We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its previous inspections of our Warsaw North Campus facility, among other matters. This quality remediation has required us to devote significant financial resources. The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.
(6)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we've incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period.
(7)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products, patent litigation and commercial litigation related to a common matter in multiple jurisdictions. In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(8)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period can be extended until May 2024. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources.
(9)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include costs related to legal entity, distribution and manufacturing optimization, including contract terminations, and gains and losses from changes in fair value on our equity investments including our investment in ZimVie.
(10)
Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, impacts of significant tax reform including Swiss reform and certain favorable tax audit settlements.
(11)
We recognized a loss on early extinguishment of debt during the year ended December 31, 2021, as a result of cash tender offers for certain outstanding series of senior notes of the Company.
(12)
Due to the reported net loss for certain periods, the effect of dilutive shares assuming net earnings is shown as an adjustment. Diluted share count used in Adjusted Diluted EPS is:

	Three Months Ended	Three Months Ended
	December 31, 2022	December 31, 2021

Diluted shares	209.8	208.9
Dilutive shares assuming net earnings	0.7	1.3
Adjusted diluted shares	210.5	210.2

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES FROM
CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2022 and 2021
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities from continuing operations	$244.2	$337.6	$1,356.2	$1,404.3
Additions to instruments	(66.1)	(70.6)	(258.3)	(273.6)
Additions to other property, plant and equipment	(63.4)	(49.2)	(187.9)	(143.6)
Free cash flow from continuing operations	$114.7	$217.8	$910.0	$987.1

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN FROM CONTINUING OPERATIONS
TO ADJUSTED GROSS PROFIT & MARGIN FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2022 and 2021
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net Sales	$1,825.1	$1,777.2	$6,939.9	$6,827.3
Cost of products sold, excluding intangible asset amortization	520.3	536.5	2,019.5	1,960.4
Intangible asset amortization	131.5	130.8	526.8	529.5
Gross Profit	$1,173.3	$1,109.9	$4,393.6	$4,337.4

Inventory and manufacturing-related charges	3.4	(1.3)	18.1	5.1
Intangible asset amortization	131.5	130.8	526.8	529.5
Adjusted gross profit	$1,308.2	$1,239.4	$4,938.5	$4,872.0

Gross margin	64.3%	62.5%	63.3%	63.5%
Inventory and manufacturing-related charges	0.2	(0.1)	0.3	0.1
Intangible asset amortization	7.2	7.3	7.6	7.8
Adjusted gross margin	71.7%	69.7%	71.2%	71.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT (LOSS) & MARGIN FROM CONTINUING OPERATIONS TO ADJUSTED OPERATING PROFIT & MARGIN FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2022 and 2021
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Operating (loss) profit	$(28.3)	$133.8	$696.3	$860.3
Inventory and manufacturing-related charges	3.4	(1.3)	18.1	5.1
Intangible asset amortization	131.5	130.8	526.8	529.5
Goodwill and intangible asset impairment	289.8	-	292.8	16.3
Restructuring and other cost reduction initiatives	62.4	63.1	191.6	125.7
Quality remediation	11.4	20.0	33.8	52.8
Acquisition, integration, divestiture and related	2.9	(8.2)	11.4	3.1
Litigation	26.8	139.6	61.8	192.9
European Union Medical Device Regulation	15.8	14.1	53.1	40.8
Other charges	1.2	7.3	8.1	10.8
Adjusted operating profit	$516.9	$499.2	$1,893.8	$1,837.3

Operating (loss) profit margin	(1.5)%	7.5%	10.0%	12.6%
Inventory and manufacturing-related charges	0.2	(0.1)	0.3	0.1
Intangible asset amortization	7.2	7.3	7.6	7.8
Goodwill and intangible asset impairment	15.9	-	4.2	0.2
Restructuring and other cost reduction initiatives	3.4	3.6	2.8	1.8
Quality remediation	0.6	1.1	0.5	0.8
Acquisition, integration, divestiture and related	0.1	(0.4)	0.1	-
Litigation	1.5	7.9	0.9	2.8
European Union Medical Device Regulation	0.9	0.8	0.8	0.6
Other charges	-	0.4	0.1	0.2
Adjusted operating profit margin	28.3%	28.1%	27.3%	26.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS TO ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2022 and 2021
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Effective tax rate	(74.0)%	34.8%	27.9%	10.7%
Tax effect of adjustments made to earnings before taxes(1)	38.0	(25.6)	(2.5)	9.3
Other certain tax adjustments	52.9	7.3	(8.9)	(4.1)
Adjusted effective tax rate	16.9%	16.5%	16.5%	15.9%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; goodwill and intangible asset impairment; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF DECEMBER 31, 2022 and 2021
(in millions, unaudited)

	December 31, 2022	December 31, 2021
Debt, both current and long-term	$5,696.5	$7,068.8
Cash and cash equivalents	(375.7)	(378.1)
Net debt	$5,320.8	$6,690.7